                              LEHMAN BROTHERS INC
                            EMPLOYEE OWNERSHIP PLAN





                                AUGUST 25, 1993





      ------------------------------------------------------------------

                               TABLE OF CONTENTS

                  LEHMAN BROTHERS INC. EMPLOYEE OWNERSHIP PLAN

                                                                            Page
                                                                            ----
         Introduction.................................................       1
         -----------

 PART I -          OPERATION OF THE PLAN..............................       1
                   ---------------------

         1.1       Number of Phantom Shares Available for Issuance....       1
                   -----------------------------------------------

 1.1     (a)       In General.........................................       1
                   ----------

 1.1     (b)       Adjustment on Effective Date.......................       1
                   ----------------------------

         1.2       Eligible Participants; Establishment of Phantom
                   -----------------------------------------------
                          Unit Account................................       2
                          -----------

         1.3       Crediting of Phantom Shares and Cash Rights........       2
                   -------------------------------------------

 1.3     (a)       Mandatory 1993 Total Compensation Deferrals........       2
                   -------------------------------------------

 1.3     (b)       Voluntary Deferrals................................       2
                   -------------------

 1.3     (c)       Plan Agreements....................................       3
                   ---------------

         1.4       Terms of Phantom Shares and Cash Rights............       3
                   ---------------------------------------

 1.4     (a)       Quarterly Distributions............................       3
                   -----------------------

 1.4     (b)       Conversion to Common Stock upon IPO................       3
                   -----------------------------------

 1.4     (c)       Sale of Holdings to a Single Buyer.................       4
                   ----------------------------------

 1.4     (d)       No Transaction.....................................       4
                   --------------

         1.5       Vesting and Forfeiture of Phantom Units and
                   -------------------------------------------
                          Deferred Compensation Accounts..............       5
                          ------------------------------

 1.5     (a)       Mandatory Deferrals................................       5
                   -------------------

 1.5     (b)       Voluntary Deferrals................................       5
                   -------------------

 1.5     (c)       Termination of Employment and Forfeitures..........       5
                   -----------------------------------------

              (i)  Resignation; Termination for Cause.................       5
                   ----------------------------------

             (ii)  Termination Without Cause; Death,
                   ---------------------------------
                          Disability, Governmental Service
                          --------------------------------
                          Early Retirement or Normal
                          ---------------------------
                          Retirement..................................       5
                          ----------

         1.6       Provisions Regarding Common Stock Issued upon
                   ---------------------------------------------
                          Conversion of Phantom Shares................       6
                          ----------------------------

 1.6     (a)       In General.........................................       6
                   ----------

 1.6     (b)       Vesting and Forfeiture of Restricted Shares........       6
                   -------------------------------------------

 1.6     (c)       Transfer Restrictions.............................        7
                   ---------------------

              (i)  Time-Based Lapse of Restrictions..................        7
                   --------------------------------

             (ii)  Lapse of Restrictions Based on Level of
                   ---------------------------------------
                           American Express Ownership...............         7
                           --------------------------

 1.6     (d)       Termination of Employment; Call Right.............        8
                   -------------------------------------

 1.6     (e)       Miscellaneous Terms of Restricted Shares..........        8
                   ----------------------------------------

              (i)  Stockholder Rights................................        8
                   ------------------

             (ii)  Dividends and Distributions.......................        8
                   ---------------------------


 PART II -         GENERAL ADMINISTRATIVE PROVISIONS.................        9
                   ---------------------------------

         2.1       Administration....................................        9
                   --------------

 2.1     (a)       General...........................................        9
                   -------

 2.1     (b)       Adjustments.......................................        9
                   -----------

         2.2       The Company as Payor; Status of Participants
                   --------------------------------------------
                          as Unsecured, Subordinated Creditors;
                          -------------------------------------
                          Expenses...................................        9
                          --------

         2.3       Agreements with Participants......................        10
                   ----------------------------

 2.3     (a)       Agreement to Be Bound..............................       10
                   ---------------------

 2.3     (b)       Designation of Beneficiaries.......................       10
                   ----------------------------

         2.4       Government Regulations.............................       10
                   ----------------------

         2.5       Withholding Taxes..................................       11
                   -----------------

         2.6       Applicable Law.....................................       11
                   --------------

         2.7       Rights of Participants.............................       11
                   ----------------------

         2.8       Non-Transferability of Rights......................       12
                   -----------------------------

         2.9       Amendment of the Plan..............................       12
                   ---------------------

         2.10      Termination of the Plan............................       12
                   -----------------------

2.10     (a)       In General.........................................       12
                   ----------

2.10     (b)       Consequences of Termination of the Plan............       12
                   ---------------------------------------

         2.11      Severability.......................................       13
                   ------------

         2.12      Certain Rights of Participants.....................       13
                   ------------------------------

         2.13      Actions and Decisions Regarding the Business
                   --------------------------------------------
                          or Operations of the Company, Holdings and
                          ------------------------------------------
                          Any of Their Affiliates.....................       14
                          -----------------------

         2.14      Offset.............................................       14
                   ------

         2.15      Notices............................................       14
                   -------

         2.16      Arbitration........................................       15
                   -----------

         2.17      Adjustments for Non-U.S. Participants..............       15
                   -------------------------------------

         2.18      Governing Document.................................       15
                   ------------------

                             PART III - DEFINITIONS

3.1            "Affiliate"......................................    16
                ---------
3.2            "Beneficiary"....................................    16
                -----------
3.3            "Bonus and Bonuses"..............................    16
                -----------------
3.4            "Cause"..........................................    16
                -----
3.5            "Disability".....................................    16
                ----------
3.6            "Early Retirement"...............................    17
                ----------------
3.7            "EBP"............................................    17
                ---
3.8            "Good Reason"....................................    17
                -----------
3.9            "Governmental Service"...........................    17
                --------------------
3.10           "Initial Value"..................................    17
                -------------
3.11           "IPO"............................................    17
                ---
3.12           "Normal Retirement"..............................    17
                -----------------
3.13           "Original Value".................................    18
                --------------
3.14           "Participant"....................................    18
                -----------
3.15           "Peer Company Yield".............................    18
                ------------------
3.16           "Phantom Unit Account"...........................    18
                --------------------
3.17           "Phantom Unit Value".............................    18
                ------------------
3.18           "Retained Earnings"..............................    19
                -----------------
3.19           "Retained Earnings Per Share"....................    19
                ---------------------------
3.20            Miscellaneous...................................    19
                -------------
3.21            Other Defined Terms.............................    19
                -------------------

                  LEHMAN BROTHERS INC. EMPLOYEE OWNERSHIP PLAN

             Effective as of August 25, 1993 (the "Effective Date")


                                  Introduction

               The Lehman Brothers Inc. Employee Ownership Plan (the "Plan"), is intended to motivate and reward certain key employees of Lehman Brothers Inc. (the "Company") and its Affiliates by providing them grants of, or opportunities to acquire, phantom equity interests ("Phantom Shares"), each representing a notional interest in a share of the common stock, par value $.10 per share, of Lehman Brothers Holdings Inc. ("Holdings") (such stock, together with any class of equity securities of Holdings or any successor of Holdings into which it may hereafter be converted, the "Common Stock") and related rights to receive certain amounts in cash ("Cash Rights"). (A Phantom Share and a related Cash Right from time to time may be referred to together hereunder as a "Phantom Unit".)

               Except where defined elsewhere in the Plan, all capitalized terms used herein have the meanings assigned to them in Part III below.


                         PART I - OPERATION OF THE PLAN


               1.1  Number of Phantom Shares Available for Issuance.

       1.1 (a) In General. Up to 10 million Phantom Shares are available for issuance to Participants hereunder. In the event that any Phantom Shares are forfeited pursuant to the terms of the Plan, such Phantom Shares shall again be available for issuance hereunder.

       1.1 (b) Adjustment on Effective Date. Notwithstanding anything contained herein to the contrary, in the event that on the Effective Date the number of shares of Common Stock outstanding is not 90 million, then (i) the number of Phantom Shares issuable hereunder shall be changed to a number equal to 11.11% of the actual number of shares of Common Stock outstanding on the Effective Date (and all references to 10 million Phantom Shares hereunder shall be deemed to refer to such adjusted number) and (ii) the Initial Value and Original Value of Phantom Shares and Cash Rights, respectively, to be issued as of January 1, 1994 shall be adjusted to reflect such change in the number of shares of Common Stock and the resultant change is the number of Phantom Shares and Cash Rights issuable hereunder.

               1.2  Eligible Participants; Establishment of Phantom Unit
Account.

               The Finance Committee of the Board of Directors of Holdings (as constituted from time to time, together with its designees, the "Finance Committee") may designate such key employees of the Company and its Affiliates as Participants as it may determine from time to time in its discretion. Each Participant shall have a Phantom Unit Account established in the Participant's name.

               1.3  Crediting of Phantom Shares and Cash Rights.

       1.3 (a) Mandatory 1993 Total Compensation Deferrals. The Finance Committee shall designate in its discretion which Participants shall have a portion of their base salary and Bonus (hereinafter, "Total Compensation") payable to them with respect to the 1993 fiscal year of Holdings credited, effective January 1, 1994, as Phantom Shares and Cash Rights to their Phantom Unit Accounts in lieu of being paid in cash. One Phantom Share (with an Initial Value of $10) and one Cash Right (with an Original Value of $6.67) will be credited to such Participant's Phantom Unit Account for each $16.67 of 1993 Total Compensation mandatorily deferred in accordance with the schedule to be established by the Finance Committee.

       1.3 (b) Voluntary Deferrals. (i) The Finance Committee shall offer certain Participants the opportunity to elect to have up to a specified portion or dollar amount of their 1993 Total Compensation (or commissions earned with respect to the 1993 fiscal year of Holdings) credited as Phantom Units to their Phantom Unit Accounts in lieu of being paid in cash. Such portion or dollar amount of 1993 Total Compensation (or commissions) shall be determined by the Finance Committee in its discretion, and may vary among individual Participants or categories of Participants. Each Participant who voluntarily defers 1993 Total Compensation (or commissions) shall be credited with one Phantom Share (with an Initial Value of $10) and one Cash Right (with an Original Value of $6.67) for each $16.67 of 1993 Total Compensation (or commissions) so deferred.

           (ii) If the mandatory deferrals described in Section 1.3(a) above and the voluntary deferrals described above in this Section 1.3(b) result in fewer than 10 million Phantom Shares being credited to Participants' Phantom Unit Accounts as of January 1, 1994, then the Finance Committee may extend the mandatory deferral provisions of Section 1.3(b) above to the 1994 fiscal year and later fiscal years of Holdings and may offer certain 1993 Participants and certain additional employees and new hires the opportunity to have Phantom Units credited to their Phantom Unit Accounts in lieu of Total Compensation (or commissions) payable in respect of the 1994 fiscal year or later fiscal years of Holdings. The Initial Value of Phantom Shares credited in lieu of Total Compensation (or commissions) in respect of the 1994 fiscal year or later fiscal years of the Company shall be determined by the Finance Committee in its discretion with reference to the then value of Common Stock and the restrictions applicable to Phantom Shares hereunder.

       1.3 (c) Plan Agreements. The Finance Committee shall establish procedures for the issuances of Phantom Units pursuant to this Section 1.3 and shall set forth the terms of such issuances in such documents, including, without limitation, deferral agreements, consents and offering memoranda, as it may deem necessary or appropriate in its discretion. All such documentation shall incorporate the terms of the Plan by reference and shall contain such other terms, not inconsistent with the Plan, as the Finance Committee may establish.

               1.4  Terms of Phantom Shares and Cash Rights.

       1.4 (a) Quarterly Distributions. As soon as practicable following the end of each fiscal quarter of Holdings (beginning with the first fiscal quarter of 1994 and ending with the fiscal quarter ending immediately prior to, or coincident with, the payment or conversion of the last Phantom Share hereunder), the Company shall pay an amount in cash (the "Quarterly Distribution") in respect of each outstanding Phantom Unit equal to (i) the sum of (A) the Phantom Unit Value of such Phantom Unit, and (B) Retained Earnings Per Share after December 31, 1993 (or such other date immediately preceding the date on which such Phantom Unit was credited to the Participant's Phantom Unit Account) through the last day of Holdings' fiscal quarter for which such Quarterly Distribution is being paid, multiplied by (ii) the Peer Company Yield for such fiscal quarter.

       1.4 (b) Conversion to Common Stock upon IPO. In the event of an IPO, each Participant with Phantom Units credited to the Participant's Phantom Unit Account as of the closing of the IPO shall receive at or about the time of the closing of such IPO with respect to each such Phantom Unit (i) a share of Common Stock and (ii) an amount in cash in full satisfaction of the related Cash Right equal to the Original

Value of such Cash Right. Each share of Common Stock so issued shall be subject to the terms of Section 1.6 below.

       1.4 (c) Sale of Holdings to a Single Buyer. (i) In the event of the sale of all or substantially all of the Common Stock or the assets of Holdings to a person or group (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that is not an Affiliate of Holdings (a "Third Party Sale"), each Phantom Unit shall be revalued so that the Participant will be credited with a value per Phantom Share equal to the price paid per share of Common Stock (including as Common Stock for this purpose all Phantom Shares then outstanding) by such person or group (in the case of an asset sale, using a value per share of Common Stock determined by the Finance Committee prior to the consummation of such Third Party Sale based on the purchase price of Holdings' assets) and a value per Cash Right equal to the Original Value of such Cash Right.

           (ii) The value of each Participant's Phantom Unit Account as so recalculated shall be paid, together with interest calculated from the closing of the Third Party Sale to the relevant date of payment at a rate equal to the cost to the third party effecting the Third Party Sale of three year debt determined by the Finance Committee as of the closing of the Third Party Sale, in three equal installments on each of the first, second and third anniversaries of the closing of the Third Party Sale.

          (iii) The excess of the value of each Participant's Phantom Unit Account as so recalculated over the value of the Participant's Phantom Unit Account based on the Phantom Unit Value (the "Sale Premium") shall be forfeited if a Participant resigns for any reason other than Good Reason or is terminated for Cause prior to the relevant payment date, and the portion of such Participant's Phantom Unit Account not representing the Sale Premium shall continue to be subject to the vesting schedule originally applicable to such Participant's Phantom Units. In determining which portion of the Phantom Unit Account is to be paid on a given installment date pursuant to this Section 1.4(c), vested amounts shall be paid prior to the payment of any unvested amounts.

       1.4 (d) No Transaction. In the event that no IPO or Third Party Sale occurs on or prior to July 1, 1997, the value of the Phantom Units credited to a Participant's Phantom Unit Account on such date shall be valued as of such date and shall be paid, subject to the vesting schedule and forfeiture terms applicable to such Phantom Units, in cash to the Participant in equal installments, together with interest at a rate equal to the Company's cost of three-year debt as of July 1, 1997, on each of July 1, 1998, July 1, 1999 and July 1, 2000. The amount payable with respect to each Phantom Unit shall be the sum of (i) the Phantom Unit Value of such Phantom Unit and (ii) Retained Earnings Per Share for the period after December 31, 1993 (or such other date immediately preceding the date on which such Phantom Unit was credited to the Participant's Phantom Unit Account) to June 30, 1997.

               1.5      Vesting and Forfeiture of Phantom Units.

       1.5 (a) Mandatory Deferrals. All Phantom Units credited to Phantom Unit Accounts pursuant to Section 1.3(a) above shall vest as determined by the Finance Committee.

       1.5 (b) Voluntary Deferrals. All Phantom Units credited to Phantom Unit Accounts pursuant to Section 1.3(b) shall be vested immediately upon such crediting.

       1.5     (c)  Termination of Employment and Forfeitures.

               (i) Resignation; Termination for Cause. In the event a Participant's employment with the Company or any of its Affiliates terminates by reason of a termination of employment by the Company or the relevant Affiliate for Cause or a resignation for any reason, then (I) all unvested Phantom Units credited to the Participant's Phantom Unit Account as of the date of such termination shall be forfeited without payment therefor, and (II) the Participant shall be paid promptly an amount in cash for each vested Phantom Unit credited to the Participant's Phantom Unit Account as of the date of such termination equal to the Phantom Unit Value of such Phantom Unit plus (only if negative) Retained Earnings Per Share for the period after December 31, 1993 (or such other date immediately preceding the date on which such Phantom Unit was credited to the Participant's Phantom Unit Account) to the last day of Holdings' fiscal quarter ending immediately prior to, or coincident with, the relevant date of termination of employment.

               (ii) Termination Without Cause; Death, Disability, Governmental Service, Early Retirement or Normal Retirement. In the event a Participant's employment with the Company or any of its Affiliates terminates by reason of a termination by the Company or the relevant Affiliate without Cause, or of the Participant's death, Disability, entry into Governmental Service, Early Retirement or Normal Retirement, then all

Phantom Units credited to the Participant's Phantom Unit Account as of the relevant date of termination of employment shall vest and the Participant (or his Beneficiary, as the case may be) shall be paid promptly an amount in cash for each Phantom Unit credited to the Participant's Phantom Unit Account as of the relevant date of termination of employment equal to the sum of (A) the Phantom Unit Value of such Phantom Unit, (B) Retained Earnings Per Share for the period after December 31, 1993 (or such other date immediately preceding the date on which such Phantom Unit was credited to the Participant's Phantom Unit Account) to the last day of Holdings' fiscal quarter ending immediately prior to, or coincident with, the relevant date of termination of employment, and (C) the Quarterly Distribution payable per Phantom Share for the fiscal quarter ending immediately prior to, or coincident with, the relevant date of termination of employment.

               1.6 Provisions Regarding Common Stock Issued upon Conversion of Phantom Shares.

       1.6 (a) In General. The shares of Common Stock issued to Participants pursuant to Section 1.4(b) above (hereinafter, "Restricted Shares") shall be subject to the terms and conditions of this Section 1.6. At the time of the issuance of Restricted Shares to a Participant, a legended certificate evidencing the appropriate number of shares of Common Stock issued to the Participant as Restricted Shares shall be issued in the Participant's name but shall be held by the Company in a brokerage account for the account of the Participant until such time as such Restricted Shares become transferable hereunder. Upon the lapse of transfer restrictions as to Restricted Shares held by a Participant, the certificate evidencing such shares shall be delivered to the Participant.

       1.6 (b) Vesting and Forfeiture of Restricted Shares. The Restricted Shares shall vest in accordance with the schedules applicable to the Phantom Shares in respect of which they were issued pursuant to Section 1.4(b). Upon any termination of a Participant's employment with the Company or any of its Affiliates by reason of a resignation by the Participant for any reason or a termination of employment by the Company or the relevant Affiliate for Cause, all unvested Restricted Shares shall be forfeited without payment therefor, and all vested Restricted Shares shall be subject to the provisions of Sections 1.6(c) and 1.6(d) below. Upon any termination of a Participant's employment with the Company or any of its Affiliates by reason of a termination by the Company or the relevant Affiliate without Cause, or of the Participant's death, Disability, entry into Governmental Service, Early Retirement or Normal Retirement, all unvested Restricted Shares shall vest as of the date of such termination of employment, but shall be subject to the provisions of Sections 1.6(c) and 1.6(d) below.

       1.6 (c) Transfer Restrictions. The Restricted Shares issued to a Participant may not be sold, gifted, pledged, hypothecated or otherwise transferred in any way, except by will or the laws of descent and distribution, so long as they are unvested and, in any event, shall continue to be subject to such transfer restrictions until such transfer restrictions lapse in accordance with the schedules set forth in clauses (i) and (ii) below:

               (i) Time-Based Lapse of Restrictions. Subject to clause (ii) below, transfer restrictions applicable to the Restricted Shares will lapse as to one third of the Restricted Shares issued to a Participant on each of the first through third anniversaries of the closing date of the IPO.

               (ii) Lapse of Restrictions Based on Level of American Express Ownership. Notwithstanding clause (i) above, for five years after the closing date of the IPO, transfer restrictions as to the Restricted Shares issued to a Participant shall lapse no more rapidly than in accordance with the following schedule (or interpolations therefrom) based on the percentage ownership of outstanding Common Stock by American Express Company ("American Express") or any of its Affiliates, calculated for purposes of the Plan on a monthly basis.

       American Express                                 Percentage of
       Ownership Percentage                             Restricted Shares
       of Outstanding Common Stock                      Transferable
       ---------------------------                      -----------------
                    100%                                         0%
                     80                                         20
                     60                                         40
                     40                                         60
                     20                                         80
                      0                                        100

In the event of a Participant's termination of employment for any reason other than death or Disability, the transfer restrictions of this Section 1.6(c) shall continue to apply to any Restricted Shares that are not forfeited and not repurchased by Holdings pursuant to Section 1.6(d) below. In such an event, clauses (i) and (ii) above shall be applied so that the percentages or fractions of Restricted Shares transferable thereunder refer to percentages or fractions of the number of Restricted Shares held by a terminated Participant after taking into account forfeitures and repurchases pursuant to Section 1.6(d) below.

       1.6 (d) Termination of Employment; Call Right. For a period of 10 business days following the termination of a Participant's employment with the Company or any of its Affiliates by reason of a resignation by the Participant for any reason or of a termination of employment by the Company or the relevant Affiliate for Cause, Holdings shall have the right, but not the obligation, upon written notice to the Participant, to purchase from the Participant any or all vested Restricted Shares at a price per share equal to the sum of (i) the Initial Value of the Phantom Share in respect of which such Restricted Share was issued pursuant to Section 1.4(b) above, and (ii) the Retained Earnings Per Share for the period after December 31, 1993 (or such other date immediately preceding the date on which such Phantom Unit was credited to the Participant's Phantom Unit Account) to the last day of the fiscal quarter of Holdings ending immediately prior to, or coincident with, the relevant date of exercise of the purchase right described in this Section 1.6(d).

       1.6     (e)  Miscellaneous Terms of Restricted Shares.

               (i) Stockholder Rights. A Participant shall have all rights of a stockholder as to the Restricted Shares, including the right to receive dividends and the right to vote for directors and upon other matters in accordance with Holdings' Certificate of Incorporation, subject to the vesting and transfer restrictions contained above in this Section 1.6.

               (ii) Dividends and Distributions. Any shares of Common Stock or other property received in respect of a Restricted Share as a result of a distribution to holders of Common Stock or as a dividend on Common Stock shall be subject to the same restrictions hereunder as such Restricted Share.

                  PART II - GENERAL ADMINISTRATIVE PROVISIONS


               2.1  Administration.

       2.1 (a) General. The terms of the Plan shall be administered, interpreted (which shall include the power to supply any omission and reconcile any inconsistencies) and adjusted, as appropriate, by the Finance Committee. Any action taken or determination made by the Finance Committee which has been assigned to the Finance Committee pursuant to the terms of the Plan shall be within its sole discretion and shall be final and binding on all interested parties. The Finance Committee shall have no liability to any Participant (or his Beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, or any determination made in good faith by the Finance Committee pursuant to the terms of the Plan or authority delegated to it under the Plan.

       2.1 (b) Adjustments. In the event of a change in the number of shares of Common Stock outstanding by reason of any stock dividend or split or recapitalization, the Finance Committee shall make appropriate adjustments to the terms of the Plan and to any outstanding Phantom Shares. In addition, the Finance Committee may make adjustments to the terms of the Plan and its applicability to any Participant which, in its discretion, it deems equitable and necessary in order to preserve the economic rights and expectations of the Participants, Holdings and the Company hereunder, in the event:

               (i) that there occurs an event such as a merger, sale of substantially all of the assets of, or a consolidation, reorganization or other restructuring of Holdings or the Company; or

               (ii) that any anticipated benefits of deferral under, or other aspects of, the Plan are altered by reason of any interpretation of or change in applicable laws, governmental regulations or accounting rules;

provided, however, that any rights under Section 2.12 may not be materially adversely affected without such Participant's written consent.

               2.2 The Company as Payor; Status of Participants as Unsecured, Subordinated Creditors; Expenses.

               The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder. Nothing herein is intended to restrict the Company from charging an Affiliate that employs a Participant for all or a portion of the payments made by the Company hereunder to such Participant. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to payment hereunder shall be no greater than the rights of the Company's unsecured, subordinated creditors, and shall be subordinated to the claims of the customers and clients of the Company. As a condition to participation in the Plan, each Participant shall agree that, in the event the Finance Committee concludes that the obligation of the Company under the Plan should qualify as subordinated capital of the Company for regulatory purposes, such Participant shall execute from time to time such subordinated debt agreements, and shall consent to such modifications to the Plan, as the Finance Committee may determine are necessary or appropriate in order to ensure that the Company's obligations so qualify. All expenses involved in administering the Plan shall be borne by the Company.

               2.3  Agreements with Participants.

       2.3 (a) Agreement to Be Bound. By becoming a Participant in the Plan, each Participant (and each person claiming under or through a Participant) shall be conclusively bound by the terms of the Plan and any action taken or not taken under the Plan by the Company, Holdings, or the Finance Committee.

       2.3 (b) Designation of Beneficiaries. The Finance Committee shall create a procedure whereby a Participant may file, on a form to be provided by the Finance Committee, a written election designating one or more Beneficiaries with respect to the vested portion of such Participant's Phantom Unit Account or of such Participant's Restricted Shares in the event of the Participant's death. The Participant may amend such Beneficiary designation in writing at any time prior to the Participant's death, without the consent of any previously designated Beneficiary (to the extent permitted by law); provided, however, that such amended designation shall not be effective unless and until received by the duly authorized representative of the Company prior to the Participant's death.

               2.4  Government Regulations.

               All transactions in Phantom Shares, Cash Rights and Restricted Shares and all amounts payable by the Company under the Plan shall be contingent upon compliance with any and all applicable federal, state, local and foreign laws and rules and regulations of any regulatory or self-regulatory body in effect at the time, as deemed necessary or desirable by the Finance Committee. No changes to the Plan that are necessary in order to comply with such laws, rules or regulations shall be deemed to violate the Participant's rights protected under Section 2.12, provided that the Company takes all reasonable steps necessary to provide the Participants with the benefits intended under the Plan.

               2.5  Withholding Taxes.

               The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any of its Affiliates is required by any law or regulation of any governmental authority, whether federal, state, local or foreign, to withhold in connection with payments pursuant to the Plan, including, but not limited to, (a) the withholding of funds or other property (or any portion thereof) until the Participant reimburses the Company or such Affiliate for the amount that is required with respect to such taxes, (b) the cancelling of any portion of such payment in an amount sufficient to reimburse itself or such Affiliate for the amount of taxes required to be withheld, or (c) the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary).

               2.6  Applicable Law.

               The Plan and all actions taken hereunder shall be governed by, and construed in accordance with, the substantive laws, but not the choice of law rules, of the State of New York.

               2.7  Rights of Participants.

               No employee or other person shall have any claim or right to receive Phantom Shares, Cash Rights or Restricted Shares under the Plan except as expressly provided herein and neither the Plan nor any action taken under (or inaction involving) the Plan shall be construed as (a) giving any employee any right to be retained in the employ of the Company or any of its Affiliates or (b) affecting the right of any of the above-mentioned entities to terminate the employment of any individual with or without Cause. Notwithstanding anything that may be to the contrary herein, until the issuance of Restricted Shares hereunder, no relationship is intended between the Company or any Affiliate and any Participant under the Plan other than that of employer and employee (and, in particular, no partnership or other organization among the Company, any Affiliate of the Company or any Participant is intended) and no position to the contrary shall be taken for any purpose.

               2.8  Non-Transferability of Rights.

               Except as previously provided hereunder, a Participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant under the Plan shall be subject to any obligation or liability of such Participant other than any obligations or liabilities owed by such Participant to the Company, Holdings or their respective subsidiaries.

               2.9  Amendment of the Plan.

               The Finance Committee may amend the Plan at any time or from time to time. However, no amendment of the Plan shall materially adversely affect any rights described in Section 2.12, without an affected Participant's written consent.

               2.10  Termination of the Plan.

       2.10 (a) In General. Notwithstanding any other provision herein that may be to the contrary, the Plan is subject to termination at any time by action of the Finance Committee.

       2.10    (b)  Consequences of Termination of the Plan.   In the event of
a termination of the Plan, no further Phantom Shares, Cash Rights or Restricted Shares shall be issued hereunder, and all outstanding Phantom Shares, Cash Rights and Restricted Shares shall remain subject to the terms of the Plan as in effect prior to its termination. Notwithstanding the foregoing, in the event the Finance Committee determines to terminate the Plan, it may elect to cash out all outstanding Phantom Units based on a value per Phantom Unit equal to the sum of (x) the Phantom Unit Value of such Phantom Unit and (y) Retained Earnings Per Share for the period after December 31, 1993 (or such other date immediately preceding the date on which such Phantom Unit was credited to a Participant's Phantom Unit Account) to the last day of the fiscal quarter ending immediately prior to, or coincident with, the date of the termination of the Plan; provided, however, that in the event such termination of the Plan occurs in connection with an IPO, the Phantom Unit Value shall be calculated using a value per Phantom Share equal to the price paid per share of Common Stock in the IPO (or, in the case of an IPO which is a spin-off, the valuation per share used in such transaction). The value of the Phantom Units so calculated shall be paid, to the extent vested, promptly following the date of termination of the Plan and to the extent unvested, promptly following the date or dates on which such amounts would have vested had the Plan not been terminated, together with interest at a rate equal to the Company's cost of three-year debt as of the date of termination of the Plan.

               2.11  Severability.

               The invalidity or unenforceability of any one or more provisions of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

               2.12  Certain Rights of Participants.

               Subject to the Finance Committee's ability to amend the Plan pursuant to Section 2.9, to terminate the Plan in accordance with Section 2.10 or to adjust the terms of the Plan as provided expressly elsewhere under the Plan, none of the following rights of a Participant may be materially adversely affected by any adjustment, amendment or termination of the Plan without such Participant's written consent:

               (a) the right to vest in, or to become free of transfer restriction with respect to, any Phantom Shares or Cash Rights credited to the Participant's Phantom Unit Account under the Plan or Restricted Shares held by the Participant, as of the date of such adjustment, amendment or termination, based on (i) his continued service (if any) with the Company, Holdings or any of their respective subsidiaries and
       (ii) the vesting, forfeiture and transfer restriction provisions of the Plan as in effect prior to such adjustment, amendment or termination;

               (b) the right to receive Quarterly Distributions with respect to all Phantom Units credited to the Participant's Phantom Unit Account as of the date of such adjustment, amendment or termination, based on the terms of the Plan as in effect prior to such adjustment, amendment or termination; and

               (c) the right to receive payments or Common Stock with respect to the Phantom Shares credited to the

       Participant's Phantom Unit Account or with respect to Restricted Shares held by the Participant, as of the date of adjustment, amendment or termination, in accordance with the terms of the Plan as in effect prior to such adjustment, amendment or termination.

Further, Sections 2.9, 2.10, and 2.12 shall not be adjusted or amended in any way that would have a material adverse effect on a Participant without the consent of the affected Participant. Nothing in this Section 2.12 shall be construed to confer a right to remain employed by the Company, Holdings or any of their respective subsidiaries or otherwise affect the application of Section
2.7 above.

               2.13 Actions and Decisions Regarding the Business or Operations of the Company, Holdings, and any of their Subsidiaries.

               Notwithstanding anything in the Plan to the contrary, neither the Company nor Holdings, nor any of their respective subsidiaries nor their respective officers, directors, employees or agents shall have any liability to any Participant (or his Beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company, Holdings or any of their respective subsidiaries. In particular, nothing herein shall be interpreted as limiting in any way Holdings' right to pay dividends to American Express or other holders of Common Stock in such amounts as the Board of Directors of Holdings determines in its discretion are appropriate.

               2.14  Offset.

               Subject to applicable law, any amounts payable to any Participant hereunder as credited to the Participant's Phantom Unit Account are subject to reduction to satisfy any liabilities owed to the Company, Holdings or any of their respective subsidiaries by the Participant.

               2.15  Notices.

               The Finance Committee shall give each Participant prompt notice of any credits, charges, adjustments, redemptions, forfeitures, reallocations or other transactions affecting such Participant's Phantom Unit Account. The Company shall maintain the Phantom Unit Accounts under the Plan and shall effect all credits and debits to such accounts in accordance with the terms of the Plan under the direction of the Finance Committee.

               2.16  Arbitration.

               Any dispute between a Participant and the Company, Holdings or any of their respective subsidiaries arising from or relating to the terms of the Plan shall be submitted to arbitration under the auspices and in accordance with the rules of the New York Stock Exchange, Inc. (or, in the case of any such dispute between the Participants as a group and the Company, Holdings or any of their respective subsidiaries, the rules of the American Arbitration Association (the "AAA")), and each Participant shall be deemed to have agreed to such submission by becoming a Participant in the Plan. In the event of any such dispute between the Participants as a group and the Company, Holdings or any of their respective subsidiaries, the party seeking relief shall give written notice of its intention to seek resolution of such dispute to the other party. The arbitral tribunal shall be appointed within 30 days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by Holdings (or the Company or the relevant subsidiary, as the case may be), one by the Participants as a group (which first two arbitrators shall have knowledge of the securities industry and familiarity with the compensation practices of such industry), and the third jointly by such two arbitrators; provided, however, that, if such two arbitrators shall be unable to select the third arbitrator within such 30-day period, such third arbitrator shall be chosen by the AAA as soon as practicable following notice to the AAA by such two arbitrators of their inability to choose such third arbitrator; and provided further that in the case of a third arbitrator so chosen by the AAA, such third arbitrator shall be required to have knowledge of the securities industry and be familiar with the compensation practices of such industry.

               2.17  Adjustments for Non-U.S. Participants.

               The Finance Committee may approve such adjustments to the terms of the Plan applicable to Participants who are subject to taxes in non-United States jurisdictions as it deems appropriate in order to accomplish the purposes of the Plan.

               2.18  Governing Document.

               The Plan (including any instruments or documents expressly referred to herein) contains all of the terms and conditions of the program described herein and shall be its sole governing document and authority, and shall supersede all prior descriptions or understandings, both written and oral, with respect to the subject matter of the Plan.

                             PART III - DEFINITIONS


For purposes of the Plan, the following terms are defined as set forth below:

       3.1 "Affiliate" of a person means any enterprise (whether a corporation, partnership, joint venture or other business or legal entity) controlling, controlled by or under common control with such person.

       3.2 "Beneficiary" means the person or persons designated in writing by a Participant under Section 2.3 above, or, in the absence of an effective designation, or if such designated person shall have died before the Participant, the legal representative of the Participant's estate.

       3.3 "Bonus" and "Bonuses" mean the annual discretionary compensation awarded by the Board of Directors of Holdings (or a Committee thereof) to Participants and other employees of the Company or its Affiliates.

       3.4 "Cause" means a material breach by a Participant of, or "cause" as defined under, an employment contract (if any) between the Participant and the Company or any of its Affiliates, failure by a Participant to devote substantially all business time exclusively to the performance of his duties, willful misconduct, dishonesty related to the business and affairs of his employer or an Affiliate of his employer, conviction of a felony (or failure to contest prosecution for a felony), habitual or gross negligence in the performance of a Participant's duties or failure to satisfactorily perform such duties after notification of such failure and a reasonable opportunity to cure the same, the violation of policies and practices adopted by his employer or an Affiliate of his employer or a material violation of the conflict of interest, proprietary information or business ethics policies of his employer or an Affiliate of his employer.

       3.5 "Disability" shall have the meaning set forth in the Company's Long-Term Disability Program as in effect from time to time or any successor thereto.

       3.6 "Early Retirement" means a Participant's termination of employment with the Company and its Affiliates on or after age 55 and ten full years of employment with not less than five full years of participation in the Plan (including, for this purpose, participation in the EBP and the Lehman Brothers Equity Program).

       3.7 "EBP" means the Lehman Brothers Equity Unit and Bonus Plan, as amended and restated as of January 1, 1993, as amended from time to time.

       3.8 A resignation for "Good Reason" means a refusal of a Participant to accept an offer of employment from the buyer effecting a Third Party Sale, or a resignation from such employment within one year following a Third Party Sale, if (a) the assignment of a Participant's new employment duties is substantially diminished from the scope of responsibilities of the Participant immediately prior to the Third Party Sale or (b) the Participant's annual cash compensation for his new employment position is significantly reduced from his annual compensation prior to the Third Party Sale for reasons other than "across the board" reductions in cash compensation.

       3.9 "Governmental Service" means full-time employment in an elective or nonelective capacity with any federal or state government or political subdivision thereof or any agency or other instrumentality thereof.

       3.10 The "Initial Value" of a Phantom Share means $10 in the case of a Phantom Share credited to a Phantom Unit Account as of January 1, 1994, and a price determined by the Finance Committee in accordance with Section 1.3(b) in all other cases.

       3.11 "IPO" means an offering of Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a spinoff of the Common Stock to the shareholders of American Express.

       3.12 "Normal Retirement" means a Participant's termination of employment with the Company and its Affiliates on or after age 65 with not less than two full years of participation in the Plan (including, for this purpose, participation in the EBP and the Lehman Brothers Equity Program).

       3.13 The "Original Value" of a Cash Right means $6.67 in the case of a Cash Right credited to a Phantom Unit Account as of January 1, 1994, and in the case of any other Cash Right a price equal to 66.67% of the Initial Value of the related Phantom Share which, together with such Cash Right, comprise a Phantom Unit.

       3.14 "Participant" means an employee of the Company or any of its Affiliates who is designated to participate in the Plan pursuant to Section 1.2.

       3.15 "Peer Company Yield" means a percentage determined by calculating the average of the Dividend Yields of The Bear Stearns Companies Inc., Merrill Lynch & Co., Inc., Morgan Stanley Group, Inc. and Salomon Inc (or such other or additional entities which the Finance Committee from time to time determines constitute peer competitors of the Company) for the fiscal quarter of each such entity ending immediately prior to, or coincident with, the date as of which the Peer Company Yield is to be calculated. As used in this Section 3.15, "Dividend Yield" means a percentage determined by dividing (a) the dollar amount or value of a dividend paid per share of common stock with respect to a fiscal quarter, by (b) the average of the daily New York Stock Exchange Composite Transactions Tape closing prices of such share of common stock for each trading day during such fiscal quarter; provided, however, that, in the event of extraordinary dividends or similar transactions, the Finance Committee in its discretion may make such adjustments to the Dividend Yield as it deems necessary or appropriate to carry out the objectives of the Plan.

       3.16 "Phantom Unit Account" means the bookkeeping account created and maintained under the Plan for each Participant to or against which Phantom Shares, Cash Rights or other amounts are credited or charged pursuant to the terms of the Plan.


       3.17 "Phantom Unit Value" means the sum of the Initial Value of a Phantom Share and the Original Value of the related Cash Right which, together with such Phantom Share, comprise a Phantom Unit. The Phantom Unit Value of Phantom Units acquired by Participants pursuant to deferrals of 1993 Total Compensation shall be $16.67.

       3.18 "Retained Earnings" means the retained earnings of Holdings as determined in accordance with United States Generally Accepted Accounting Principles; provided, however, that the Finance Committee in its discretion may make such adjustments to Retained Earnings as it deems necessary or appropriate to carry out the objectives of the Plan. For purposes of the Plan, calculations of Retained Earnings for a specified period up to the end of a fiscal quarter of Holdings shall reflect all dividends and Quarterly Distributions payable with respect to such fiscal quarter, whether or not paid during such fiscal quarter.

       3.19 "Retained Earnings Per Share" means (a) the net increase or decrease in Retained Earnings over a specified period, divided by (b) the average number of shares of Common Stock and Phantom Shares outstanding during such period (calculated for purposes of the Plan on a quarterly basis).

       3.20 Miscellaneous. Where appropriate, all references in the Plan to the masculine pronoun shall include the feminine, and all references to the singular shall include the plural.

       3.21 Other Defined Terms. The following terms are defined in the Plan in the Section indicated:

           Term                                                   Section
           ----                                                   -------
       "AAA"                                                      2.16
        ---

       "American Express"                                         1.6(c)
        ----------------

       "Cash Rights"                                              Introduction
        -----------

       "Common Stock"                                             Introduction
        ------------

       "Company"                                                  Introduction
        -------

       "Dividend Yield"                                           3.16
        --------------

       "Effective Date"                                           Title
        --------------

       "Finance Committee"                                        1.2
        -----------------

       "Holdings"                                                 Introduction
        --------

       "Phantom Shares"                                           Introduction
        --------------

       "Phantom Unit"                                             Introduction
        ------------

       "Plan"                                                     Introduction
        ----

       "Quarterly Distribution"                                   1.4(a)
        ----------------------

       "Restricted Shares"                                        1.6(a)
        -----------------

       "Sale Premium"                                             1.4(c)
        ------------

       "Third Party Sale"                                         1.4(c)
        ----------------

       "Total Compensation"                                       1.3(a)
        ------------------